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                                                                  Exhibit 10(ii)

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the Statement of Additional Information included in Post-Effective Amendment No. 10 to the Registration Statement on Form N-4 for certain variable annuity contracts, issued through MetLife Investors Variable Annuity Account Five of MetLife Investors Insurance Company of California (File No. 333-54016). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.


        SUTHERLAND ASBILL & BRENNAN LLP
        /s/ W. Thomas Conner
        W. Thomas Conner


Washington, D.C.
April 25, 2005